UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 4, 2004



                         Spectrum Organic Products, Inc.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)



 California                         333-22997                    94-3076294
 ------------               ----------------------          -------------------
(State of                  (Commission File Number)        (IRS Employer ID No.)
Incorporation)



                       5341 Old Redwood Highway, Suite 400
                               Petaluma, CA 94954
                     --------------------------------------
                    (Address of Principal Executive Offices)



                                 (707) 778-8900
                          -----------------------------
                         (Registrant's telephone number)

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ITEM 5. Other Events

On February 4, 2004 Spectrum Organic Products, Inc. (the "Company") pleaded no contest to two misdemeanor counts of violations under California Labor Code
Section 6425, violation of a regulation issued by the California Occupational Health and Safety Administration ("CAL-OSHA"), requiring employers to provide, maintain and ensure employees use required confined space equipment. The violation occurred during a tragic production accident on April 25, 2002 that resulted in the death of two of the Company's employees, Javier Del Rio and Francisco Galvan Estrella. Under the Terms of Settlement and Probation entered into with the plea, the Company will pay a fine of $150,000 in three annual installments of $50,000 each on June 30, 2004, 2005 and 2006. In addition the Company paid $150,000 in restitution to the California District Attorneys Association Workers Safety Training Account to assist in the prosecution of worker safety cases in the State of California. The Company also reimbursed costs of $25,000 each to the Petaluma Police Department, the Petaluma Fire Dept. and the Sonoma County District Attorney's Office. Finally, an additional fine of $250,000 under California Labor Code Section 6425 was suspended conditioned upon the Company's compliance with the terms of court supervised probation for three years. Accordingly, the Company accrued an expense of $375,000 against the year ended December 31, 2003 to cover the net present value of the above payments, plus attorney's fees.

During 2002 the Company recorded an expense of $254,100 in connection with the same industrial accident. Included in that amount was a remaining reserve of $141,900 at December 31, 2003 to cover anticipated penalties from CAL-OSHA, appeals filed by the dependants of the two employees with the Workers Compensation Appeals Board of California, and related attorney's fees. CAL-OSHA has completed their investigation of the accident and issued their report and notice of proposed penalties on October 18, 2002. Their report included nine citations for safety violations with total proposed penalties of $137,900. There were no willful citations and the CAL-OSHA report acknowledged that all the safety violations had been 100% abated prior to the report's issuance. The Company has filed a formal appeal with CAL-OSHA in the hopes of reducing the citations and proposed penalties. The workers compensation appeals are for an additional death benefit of $107,500 in total, payable by the Company to the dependents of the deceased workers if the dependents successfully establish that the Company was guilty of serious and willful misconduct by allowing unsafe working conditions to exist. The Company intends to defend itself vigorously and believes it has meritorious defenses. If actually litigated, the workers compensation appeals are an all-or-nothing proposition under which the Company will either be liable for $107,500 or nothing. Based on the advice of counsel, the Company expects the workers compensation appeals to be settled rather than litigated. Management believes the remaining reserve of $141,900 will be adequate to cover the settlement of the CAL-OSHA penalties, the workers compensation appeals and related attorney's fees.



ITEM 7. Financial Statement and Exhibits

(c) Exhibits:

     99.06 Press release of the Company dated February 4, 2004 titled "Spectrum Organic Products Inc. Announces Settlement with Sonoma County District Attorney".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated: February 4, 2004

                                            Spectrum Organic Products, Inc.


                                            /s/  Robert B. Fowles
                                            -------------------------------
                                                 Robert B. Fowles
                                                 Duly Authorized Officer &
                                                 Chief Financial Officer

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